CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the references to us under the headings “Independent Registered Public Accounting Firm” and “Fund Service Providers” in the Registration Statement on Form N-1A (the “Registration Statement”) of the T. Rowe Price Retirement 2070 Fund, T. Rowe Price Retirement Blend 2070 Fund, and T. Rowe Price Target 2070 Fund (3 of the funds constituting T. Rowe Price Retirement Funds, Inc.).

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Baltimore, Maryland
April 23, 2025